EXHIBIT 99.1

Summary historical and pro forma financial data

The summary consolidated financial data set forth below of K2 should be read in conjunction with “Unaudited pro forma condensed combined financial data,” and the historical financial statements of K2, Völkl and Marker and accompanying notes. We derived the historical summary consolidated financial data for the years ended December 31, 2001, 2002 and 2003 from our consolidated financial statements which have been audited by Ernst & Young LLP and which have been included and incorporated by reference in this offering memorandum. The historical results presented are not necessarily indicative of future results.

The accompanying unaudited interim information for K2 as of and for the three months ended March 31, 2003 and 2004 have been derived from our unaudited consolidated financial statements. The unaudited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S. and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the U.S. for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals necessary for a fair presentation, are included. The results of operations for the three months ended March 31, 2004 for K2 may not indicate the results for the full fiscal year.

The actual unaudited consolidated statement of operations and other unaudited consolidated data for the twelve months ended March 31, 2004 are calculated by subtracting the data for the three months ended March 31, 2003 from the data for the year ended December 31, 2003 and then adding the appropriate data for the three months ended March 31, 2004. The pro forma unaudited consolidated statement of operations and other unaudited consolidated data for the twelve months ended March 31, 2004 gives effect to the acquisition of Brass Eagle, the proposed acquisitions of Völkl and Marker, the proposed offering of notes and the proposed offering of approximately $75.0 million of common stock. During the pro forma periods presented, K2 also completed the acquisitions of Worth, Winterquest, Fotoball, Worr, IPI and Ex Officio and has signed a definitive agreement to acquire Marmot. The results of operations of these businesses are not reflected in the unaudited pro forma data because they are not required to be reflected under the SEC’s rules and regulations.

Pro forma adjustments to the financial statements do not reflect potential cost saving opportunities, including the elimination of duplicative selling, general and administrative expenses.

The unaudited consolidated other financial data set forth below include calculations of EBITDA and pro forma EBITDA. These measures should not be construed as alternatives to our operating results or cash flows as determined in accordance with accounting principles generally accepted in the U.S. Please see footnote (d) below for further discussion of these measures.

	Year Ended December 31,			Three months ended March 31,		Twelve months ended March 31,
(Dollars in thousands)	2001(a)	2002	2003	2003	2004	2004	2004
						(actual)	(pro forma)(f)
Statement of Operations Data:
Net sales	$589,519	$582,159	$718,539	$157,120	$277,364	$838,783	$1,086,709
Cost of products sold	429,338	411,620	498,620	109,976	190,731	579,375	726,185

Gross profit	160,181	170,539	219,919	47,144	86,633	259,408	360,524
Selling, general and administrative expenses	158,900	143,256	187,867	38,390	67,111	216,588	298,798

Operating income	1,281	27,283	32,052	8,754	19,522	42,820	61,726
Interest expense	13,631	8,966	9,950	1,794	3,302	11,458	24,095
Debt extinguishment costs(b)	—	—	6,745	6,745	—	—	—
Other (income) expense, net(c)	(375)	(253)	(2,218)	4	(53)	(2,275)	(2,216)

Income (loss) from operations before provision (credit) for income taxes	(11,975)	18,570	17,575	211	16,273	33,637	39,847
Provision (credit) for income taxes	(4,271)	6,500	6,151	74	5,533	11,610	13,847

Net income (loss)	$(7,704)	$12,070	$11,424	$137	$10,740	$22,027	$26,000

Basic earnings (loss) per share of common stock:	$(0.43)	$0.67	$0.46	$0.01	$0.31	$0.75	$0.67
Diluted earnings (loss) per share of common stock:	$(0.43)	$0.67	$0.44	$0.01	$0.27	$0.65	$0.63
Basic shares outstanding of common stock	17,940	17,941	24,958	18,262	34,353	29,233	38,952
Diluted shares outstanding of common stock	17,940	17,994	28,750	18,471	43,099	36,288	46,554

Cash flow data:
Net cash provided by operations	$15,633	$21,264	$32,668	$4,034	$6,477	$35,111	31,260
Net cash used in investing activities	15,941	9,004	41,170	1,247	4,891	44,814	77,419
Net cash provided by (used in) financing activities	8,550	(12,448)	18,530	2,702	(3,056)	12,772	121,439
Depreciation of property, plant & equipment	13,525	13,237	15,518	3,320	4,779	16,977	23,803
Amortization of intangibles	2,397	688	1,405	42	690	2,053	2,053

Other data:
EBITDA(d)	$17,578	$41,461	$51,193	$12,112	$25,044	$64,125	$89,798
Capital expenditures	12,604	8,281	20,759	2,135	6,782	25,406	29,821

Twelve months ended March 31, 2004
	(actual)	(pro forma)(f)
Selected ratios (unaudited):
Earnings to fixed charges(e)	3.7x	2.6x
EBITDA to interest expense	5.6x	3.7x
Total debt to EBITDA	3.3x	3.2x

(Dollars in thousands)	March 31, 2004
	(actual)	(pro forma)(f)
Balance sheet data (at end of period):
Cash	$19,786	$64,085
Working capital	306,995	457,188
Total assets	882,627	1,107,536
Total debt	209,209	288,948
Shareholders’ equity	465,760	564,317
(a)	Operating income and net loss include downsizing costs totaling $18,000 ($11,700 net of taxes) of which $15,650 was charged to cost of goods sold and $2,350 was charged to selling, general and administrative expenses.
(b)	Represents $4,667 of a make-whole premium and $2,078 for the write-off of capitalized debt costs.
(c)	For the year ended December 31, 2003, the twelve months ended March 31, 2004 (actual) and the twelve months ended March 31, 2004 (pro forma), other income includes a $2,222 gain related to the sale of the composite utility and decorative light poles product lines.

(d)	EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under GAAP and EBITDA does not represent net income or cash flows from operations, as these terms are defined under GAAP, and should not be considered an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management or discretionary use, as such measure does not consider certain cash requirements such as capital expenditures, tax payments and debt service requirements. We present EBITDA because we believe that EBITDA provides useful information regarding our ability to service and/or incur indebtedness. EBITDA as presented herein is not necessarily comparable to similarly titled measures reported by other companies. EBITDA is calculated as follows:

	Year ended December 31,			Three months ended March 31,		Twelve months ended March 31,
(Dollars in thousands)	2001	2002	2003	2003	2004	2004	2004(f)
						(actual)	(pro forma)
EBITDA	$17,578	$41,461	$51,193	$12,112	$25,044	$64,125	$89,798
Add (subtract):
Provision for income taxes	4,271	(6,500)	(6,151)	(74)	(5,533)	(11,610)	(13,847)
Interest expense(1)	(13,631)	(8,966)	(16,695)	(8,539)	(3,302)	(11,458)	(24,095)
Depreciation	(13,525)	(13,237)	(15,518)	(3,320)	(4,779)	(16,977)	(23,803)
Amortization of intangibles	(2,397)	(688)	(1,405)	(42)	(690)	(2,053)	(2,053)

Net income (loss)	(7,704)	12,070	11,424	137	10,740	22,027	26,000
Add (subtract):
Gain on sale of operating division	—	—	(2,222)	—	—	(2,222)	(2,222)
Depreciation	13,525	13,237	15,518	3,320	4,779	16,977	23,803
Amortization of intangibles	2,397	688	1,405	42	690	2,053	2,053
Amortization of deferred debt costs	286	632	3,249	2,272	604	1,581	1,581
Deferred income taxes	(3,298)	(2,135)	2,980	(2,008)	4,489	9,477	9,813
Long-term pension liabilities	(244)	8,828	(1,380)	—	—	(1,380)	(1,380)
Changes in operating assets	10,671	(12,056)	1,694	271	(14,825)	(13,402)	(28,388)

Net cash provided by operations	$15,633	$21,264	$32,668	$4,034	$6,477	$35,111	$31,260
(1)	Interest expense for the year ended December 31, 2003 and the three months ended March 31, 2003 includes $6,745 of debt extinguishment costs.
(e)	Ratio of earnings to fixed charges is calculated by dividing earnings (earnings from operations before taxes, adjusted for fixed charges from operations), by fixed charges from operations for the periods indicated. Fixed charges from operations include (i) interest expense and amortization of debt discount or premium on all indebtedness, and (ii) a reasonable approximation of the interest factor deemed to be included in rental expense.
(f)	The historical statement of operations, cash flow and other data for the twelve months ended March 31, 2004 has been prepared based upon K2’s historical audited statements of operations and cash flow for the twelve months ended December 31, 2003, and by adding thereto K2’s unaudited results of operations for the three months ended March 31, 2004 and subtracting therefrom K2’s unaudited results of operations for the three months ended March 31, 2003. The pro forma statement of operations, cash flow and other data for the twelve months ended March 31, 2004 has been prepared based upon K2’s unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2003 (See “Unaudited pro forma condensed combined financial data”), and by adding thereto K2’s unaudited results of operations for the three months ended March 31, 2004 and subtracting therefrom K2’s unaudited results of operations for the three months ended March 31, 2003 and the unaudited results of operations of Rawlings and Brass Eagle for the three months ended March 31, 2003 that were included in the pro forma condensed combined statement of operations for the fiscal year ended December 31, 2003. The unaudited pro forma condensed combined balance sheet as of March 31, 2004 has been prepared by giving effect to the proposed acquisitions of Völkl and Marker, this offering and the proposed common stock offering as though they had been consummated on that date.

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